As filed with the Securities and Exchange Commission on December 4, 1995
                                      Registration No. 33-_____


         SECURITIES AND EXCHANGE COMMISSION
         Washington, D.C.  20549

         FORM S-4
         REGISTRATION STATEMENT
         under
         THE SECURITIES ACT OF 1933

             SDO PARENT CO., INC.
  (Exact name of registrant as specified in its charter)

California                             6719                      33-0643023
(State or other jurisdiction   (Primary Standard Industrial  I.R.S. Employer
of incorporation              Classification Code Number)  Identification No.)
or organization)

         101 Ash Street
         San Diego, California 92101
         (619) 696-2000
         (Address, including ZIP Code, and telephone number,
           including area code, of registrant's principal executive offices)
                             __________
         David R. Clark
         101 Ash Street
         San Diego, California 92101
         (619) 696-2000
         (Name, address, including ZIP Code, and telephone number,
         including area code, of agent for service)
                             __________

         It is requested that copies of communications be sent to:
         David R. Snyder
         Pillsbury Madison & Sutro
         101 W. Broadway, Suite 1800
         San Diego, California 92101
         (619) 544-3369

Approximate date of commencement of proposed sale of the securities to the public:As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               CALCULATION OF REGISTRATION FEE

Title of Each Class of                 Proposed Maximum    Proposed Maximum       Amount of
Securities to be       Amount to be    Offering Price      Aggregate Offering   Registration
 Registered           registered(1)    Per Unit(2)          Price(2)              Fee(2)
------------------    -------------    ---------------     ------------------   ------------
Common Stock
 (without par value)  100,000           $22.75              $2,275,000.00        $784.50


(1) These shares are in addition to the 116,541,000 shares registered pursuant to the Registration Statement on Form S-4 of the Registrant
(No. 33-57007) which was filed with the Securities and Exchange Commission on December 22, 1994 and declared effective on March 1, 1995. Approximately the combined total of 116,641,000 shares is expected to be issued upon the conversion of shares of San Diego Gas & Electric Company ("SDG&E") Common Stock.


(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock of SDG&E as reported on the New York Stock Exchange on November 29, 1995.

                                              -------------------

                      INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


         On December 22, 1994, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (No. 33-57007) with respect to 116,541,000 shares of the Registrant's Common Stock, without par value ("Registrant Common Stock"). Registration Statement No. 33-57007, which was declared effective on March 1, 1995, included a prospectus/proxy statement in respect of the formation of a holding company ("Holding Company Formation") for San Diego Gas & Electric Company ("SDG&E"). At their 1995 Annual Meeting on April 25, 1995, the shareholders of SDG&E approved the Holding Company Formation and, in the interim, the Registrant and SDG&E have been seeking required regulatory approvals.

         This Registration Statement is intended solely to register an additional 100,000 shares of Registrant Common Stock which are anticipated to be necessary, upon the effectiveness of the Holding Company Formation, in order to permit the conversion of all issued and outstanding shares of SDG&E Common Stock into shares of Registrant Common Stock as contemplated by Registration Statement No. 33-57007. Accordingly, this Registration Statement hereby incorporates by reference the contents of Registration Statement No. 33-57007 relating to the Holding Company Formation and the associated offering of up to 116,541,000 shares of Registrant Common Stock.

                                          SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 4, 1995.

                                                      SDO PARENT CO., INC.



                                                     By:  */s/ Thomas A. Page
                                                        ----------------------
                                                        Thomas A. Page
                                                        Chairman of the Board,
                                                        Chief Executive
                                                        Officer and President



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                       Title                        Date
         ---------                       -----                        ----

Principal Executive Officer:

    */s/ Thomas A. Page          Chairman of the Board,       December 4, 1995
--------------------------       Chief Executive Officer,
Thomas A. Page                   President and Director


Principal Financial Officer:

    */s/ David R. Kuzma          Senior Vice President        December 4, 1995
---------------------------      and Chief Financial
David R. Kuzma                   Officer


Principal Accounting Officer:

    */s/ Frank H. Ault           Vice President,              December 4, 1995
--------------------------       Controller
Frank H. Ault


Directors (other than Mr. Page):

    */s/ Richard C. Atkinson     Director                     December 4, 1995
---------------------------
Richard C. Atkinson

    */s/ Ann Burr                Director                     December 4, 1995
----------------------------
Ann Burr


    */s/ Richard A. Collato      Director                     December 4, 1995
----------------------------
Richard A. Collato


    */s/ Daniel W. Derbes        Director                     December 4, 1995
----------------------------
Daniel W. Derbes


    */s/ Catherine T. Fitzgerald  Director                    December 4, 1995
----------------------------
Catherine T. Fitzgerald


    */s/ Robert H. Goldsmith      Director                    December 4, 1995
-----------------------------
Robert H. Goldsmith


    */s/ William D. Jones        Director                     December 4, 1995
----------------------------------
William D. Jones


    */s/ Ralph R. Ocampo        Director                      December 4, 1995
----------------------------------
Ralph R. Ocampo


    */s/ Thomas C. Stickel        Director                    December 4, 1995
----------------------------------
Thomas C. Stickel


*   By:   /s/ David R. Clark
       ----------------------
          Attorney-in-Fact

                                         EXHIBIT INDEX

   These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.




       Exhibit       Description of Exhibit
       -------       ----------------------


        5             Opinion of David R. Clark, Counsel for the Registrant.

        23.1          Consent of David R. Clark (included as part of Exhibit 5).

        23.2          Consent of Deloitte & Touche LLP.

        23.3          Consent of Pillsbury Madison & Sutro.

        24.1          Power of Attorney for Certain Officers of the Registrant

        24.2          Power of Attorney for the Directors of Registrant.

                                           4